A premier aerospace and defense company Alliant Techsystems Inc. Lender Meeting October 8, 2013 Mark DeYoung, President & CEO Neal Cohen, EVP & CFO Exhibit 99.1

2 Recent Developments • To-date, no material impact on ATK from government shutdown • ATK contingency planning in place for government shutdown • If any material impact occurs, contingency plans allow for actions to mitigate • Opportunity to recapture any impact as work resumes post shutdown • 2Q FY14 quarter-end liquidity of ~$500 million (cash on hand + available revolver) • Expecting positive 2Q FY14 operating performance • Historically, third quarter generally produces strong free cash flow

3 $55 $68 $81 $91 2010 2011 2012 2013E $40 $50 $62 $74 2010 2011 2012 2013E Bushnell Operating Performance (Provided by Bushnell Management) Revenue (CY) Adjusted EBITDA (CY) (1) $67 $78 $93 $105 2010 2011 2012 2013E Adjusted EBIT (CY) (1) Adjusted EBITDA less CAPEX (1) $405 $463 $534 $610 2010 2011 2012 2013E ($ in millions) ($ in millions) ($ in millions) ($ in millions) (1) Adjustments from Bushnell management as approved by the Company’s lenders as part of their credit agreements. (2) 2013E depreciation and amortization estimated by ATK for illustrative purposes. (2)

4 Transaction Overview Transaction Overview • ATK has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Bank of Tokyo- Mitsubishi UFJ, Ltd., RBC Capital Markets, SunTrust Robinson Humphrey, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners to arrange and syndicate $1,860 million of new Senior Secured Credit Facilities (the “Credit Facilities”) • The new Credit Facilities will consist of: − $600 million 5-year Revolver − $1,010 million 5-year Term Loan A − $250 million 7-year Term Loan B • The Company also intends to issue $300 million of New Senior Unsecured Notes (the “Notes”) • The proceeds from both the Credit Facilities and the Notes will be used to (i) finance the Acquisition; (ii) refinance in full all indebtedness under the Existing Senior Credit Facilities; and (iii) pay fees and expenses incurred in connection with the Acquisition • Pro Forma Senior Secured and Total Leverage will be 2.0x and 3.2x (as of 6/30/13)

Sources & Uses and Pro Forma Capitalization

ATK

($ in millions)

Sources	Amount	Uses	Amount
New Revolver ($600.0)	$184.0	Purchase of Bushnell	$985.0
New Term Loan A	1,010.0	Refinancing of ATK Secured Debt	722.5
New Term Loan B	250.0	Transaction Costs	36.5
New Senior Unsecured Notes	300.0		
Total Sources	**$1,744.0**	**Total Uses**	**$1,744.0**

($ in millions)

	Maturity	Rate	Actual 6/30/13	Adjustments	Pro Forma 6/30/13
Cash and Cash Equivalents			$99.3		$99.3
New Revolver ($600.0)	5-years	L + 200 bps	-	$184.0	$184.0
New Term Loan A	5-years	L + 200 bps	-	1,010.0	1,010.0
New Term Loan B	7-years	L + 275-300 bps	-	250.0	250.0
Existing Revolver ($600.0)[1]	Oct-15	L + 225 bps	200.0	(200.0)	0.0
Existing Term Loan A	Oct-15	L + 225 bps	330.0	(330.0)	0.0
Existing Add-On Term Loan A	Sep-17	L + 225 bps	192.5	(192.5)	0.0
Total Senior Secured Debt			**$722.5**	**$721.5**	**$1,444.0**
New Senior Unsecured Notes	TBD	TBD	-	300.0	300.0
6.875% Senior Subordinated Notes	Sep-20	6.875%	350.0		350.0
3.000% Convertible Senior Subordinated Notes	Aug-24	3.000%	199.5		199.5
Total Debt			**$1,272.0**	**$1,021.5**	**$2,293.5**
Market Cap (as of 10/4/13)			3,150.9		3,150.9
Total Capitalization			**$4,422.9**		**$5,444.4**
Financials					
PF LTM EBITDA[2] [3]			$633.4	$93.0	$726.3
Credit Statistics					
Total Secured Debt / LTM EBITDA			1.14x		1.99x
Total Debt / LTM EBITDA			2.01x		3.16x
Net Debt / LTM EBITDA			1.85x		3.02x

(1) Revolver excludes Letters of Credit of $119.6 million as of 6/30/13. Prior to the close of the Bushnell acquisition, expect significant reduction in revolver borrowing from 6/30 level

(2) Standalone EBITDA of $572.5mm based on 6/30/2013 Compliance Certificate plus $60.9 million pro forma for the Savage acquisition. Pro Forma adjustments include LTM March 2013 Adj. EBITDA of $93.0 million from Bushnell. See reconciliation table for details

(3) Bushnell LTM results are preliminary and subject to the completion of a SAS 100 review

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Non-GAAP Financial Measures (cont.)

ATK

EBITDA and Adjusted EBITDA

EBITDA is a measure used by management to measure operating performance, defined as Income before Interest, Income taxes and non-controlling interest plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain adjustments in calculating covenant ratios and compliance under the credit facility. ATK believes the inclusion of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and acquired EBITDA during the period

Adjusted EBITDA for the period ended (in millions)	**ATK Trailing Twelve Months June 30, 2013**	**Bushnell Trailing Twelve Months March 31, 2013** [(1)]	**Proforma Combined Trailing Twelve Months June 30, 2013**
EBIT as reported	$464.6	$52.9	$517.5
Depreciation and Amortization	102.6	31.3	133.9
EBITDA	567.2	84.2	651.4
Stock-Based Compensation	11.8		11.8
Savage Acquired EBITDA	60.9		60.9
Bushnell Management fees		1.2	1.2
Bushnell Aquired EBITDA		7.6	7.6
Other Adjustments	(6.5)		(6.5)
Adjusted EBITDA	$633.4	$93.0	$726.3

(1) Bushnell LTM results are preliminary and subject to the completion of a SAS 100 review.

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